Law Offices of Daniel M. Sleasman
1 Crumitie Road
Albany, New York 12211
518.433.0518
Dmslaw12@gmail.com

December 15, 2020

The Board of Directors of Mechanical Technology, Incorporated
325 Washington Avenue Extension
Albany, NY 12205

Re:       Mechanical Technology, Incorporated 2012 Equity Incentive Plan ‑ Registration Statement on Form S-8 for 600,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Mechanical Technology, Incorporated (the "Company") in connection with the registration under the Securities Act of 1933, as amended, (the "Act") on Form S‑8 (the "Registration Statement") of 600,000 shares (the "Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock"), to be issued under the Mechanical Technology, Incorporated 2012 Equity Incentive Plan (the "Plan").  As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company (the "Charter"), as amended or supplemented from time to time, the Bylaws of the Company, as amended to date (the "Bylaws"), the Plan, the proceedings of the Board of Directors of the Company relating to the approval of the Plan, other documents of the Company regarding certain matters related to the Plan (the "Documents"), evidence that the Company is duly incorporated and existing under the laws of the State of New York and is in good standing and duly authorized to transact business in the State of New York, and such other statutes, certificates, instruments and documents relating to the Company and maters of law as we have deemed necessary to the issuance of this opinion.

As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company.  We have made no independent investigation whatsoever as to such factual matters.

In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

            A.        Each natural person executing any of the documents that we have reviewed has the legal capacity to execute such documents.

B.        All documents submitted to us as originals are authentic, the form and content of all documents submitted to us as un-executed drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, all documents submitted to us as certified or photostatic or facsimile copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, all documents submitted to us and public records reviewed or relied upon are accurate and complete, and there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise.

C.        To the best knowledge of the undersigned, after due inquiry, all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including the Documents, and (iii) in any other documents we have reviewed are accurate, true, correct and complete in all material respects.

D.        The persons identified to us as officers of the Company were, as of the date of the Plan,  actually serving as such and any certificates representing the Shares will be properly executed by one or more such persons.

E.         At the time of the issuance of any Shares, the Company will record or cause to be recorded in its stock ledger the name of the persons to whom such Shares are issued.

F.         The issuance, and certain terms, of the Shares to be issued by the Company from time to time will be authorized and approved by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the Business Corporation Law of the State of New York, the Charter and the Bylaws.

G.        The consideration received by the Company for the Shares, including the exercise price of any stock options issued under the Plan, will have a value of not less than $0.01 per Share.

H.        Upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

I.          Any resolutions approving the Plan and authorizing the Company to issue and sell any Shares or securities exercisable for or convertible into Shares are, and will be, in full force at all times at which any Shares or securities exercisable for or convertible into Shares are issued by the Company.

            J.          No Shares will be issued until the Registration Statement has become effective and the Registration Statement and any amendment thereto will remain effective at the time any Shares are issued.

            K.        The Company will remain duly organized, validly existing and in good standing under New York law at the time any Shares are issued.

            In addition to the qualifications set forth above, this opinion is subject to the additional assumptions, qualification and limitations as follows:

            (a)        The foregoing opinion is based on and is limited to the Business Corporation Law of the State of New York (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction.  The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof or such later date as the Registration Statement becomes effective, or if we become aware of any facts that might change the opinion expressed herein after the date hereof.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated

            (b)        Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of New York, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of New York, or the rules and regulations promulgated thereunder.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, and having regard for such legal considerations as we deem relevant, it is our opinion that the Shares reserved for issuance under the Plan, upon the issuance and delivery of the Shares in the manner and for the consideration described in the Plan and in any award agreements entered into by participants in the Plan with the Company as contemplated by the Plan, the Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

s/Daniel M. Sleasman

Daniel M. Sleasman

Law Offices of Daniel M. Sleasman
1 Crumitie Road
Albany, New York 12211
518.433.0518
Dmslaw12@gmail.com

December 15, 2020

The Board of Directors of Mechanical Technology, Incorporated
325 Washington Avenue Extension
Albany, NY 12205

Re:       Mechanical Technology, Incorporated 2014 Equity Incentive Plan - Registration Statement on Form S-8 for 500,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Mechanical Technology, Incorporated (the "Company") in connection with the registration under the Securities Act of 1933, as amended, (the "Act") on Form S-8 (the "Registration Statement") of 500,000 shares (the "Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock"), to be issued under the Mechanical Technology, Incorporated 2014 Equity Incentive Plan (the "Plan"). As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company (the "Charter"), as amended or supplemented from time to time, the Bylaws of the Company, as amended to date (the "Bylaws"), the Plan, the proceedings of the Board of Directors of the Company relating to the approval of the Plan, a certificate of the Company regarding certain matters related to the Plan (the "Certificate"), a certificate of the Chief Executive Officer of the Company dated June 20, 2014 to the effect that the Company is duly incorporated and existing under the laws of the State of New York and is in good standing and duly authorized to transact business in the State of New York, and such other statutes, certificates, instruments and documents relating to the Company and maters of law as we have deemed necessary to the issuance of this opinion.

As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

A.                Each natural person executing any of the documents that we have reviewed has the legal capacity to execute such documents.

B.                 All documents submitted to us as originals are authentic, the form and content of all documents submitted to us as un-executed drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, all documents submitted to us as certified or photostatic or facsimile copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, all documents submitted to us and public records reviewed or relied upon are accurate and complete, and there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise.

C.                 All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) in any documents we have reviewed are accurate, true, correct and complete in all material respects.

D.                The persons identified to us as officers of the Company are actually serving as such and any certificates representing the Shares will be properly executed by one or more such persons.

E.                 At the time of the issuance of any Shares, the Company will record or cause to be recorded in its stock ledger the name of the persons to whom such Shares are issued.

F.                 The issuance, and certain terms, of the Shares to be issued by the Company from time to time will be authorized and approved by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the Business Corporation Law of the State of New York, the Charter and the Bylaws.

G.                The consideration received by the Company for the Shares, including the exercise price of any stock options issued under the Plan, will have a value of not less than $0.01 per Share.

H.                Upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

I.                    Any resolutions approving the Plan and authorizing the Company to issue and sell any Shares or securities exercisable for or convertible into Shares are, and will be, in full force at all times at which any Shares or securities exercisable for or convertible into Shares are issued by the Company.

J.                 No Shares will be issued until the Registration Statement has become effective and the Registration Statement and any amendment thereto will remain effective at the time any Shares are issued.

K.                The Company will remain duly organized, validly existing and in good standing under New York law at the time any Shares are issued.

In addition to the qualifications set forth above, this opinion is subject to the additional assumptions, qualification and limitations as follows:

(a)               The foregoing opinion is based on and is limited to the Business Corporation Law of the State of New York (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof or such later date as the Registration Statement becomes effective, or if we become aware of any facts that might change the opinion expressed herein after the date hereof. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated

(b)               Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of New York, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of New York, or the rules and regulations promulgated thereunder.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, and having regard for such legal considerations as we deem relevant, it is our opinion that the Shares reserved for issuance under the Plan, upon the issuance and delivery of the Shares in the manner and for the consideration described in the Plan and in any award agreements entered into by participants in the Plan with the Company as contemplated by the Plan, the Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

s/Daniel M. Sleasman

DANIEL M. SLEASMAN